EXHIBIT 32.2 –    CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the Annual Report on Form 10-K (the “Form 10-K”) for the year ended December 31, 2012 of Clear Channel Outdoor Holdings, Inc. (the “Issuer”).  The undersigned hereby certifies that the Form 10-K fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated:  February 19, 2013

By:/s/ THOMAS W. CASEY

Name:     Thomas W. Casey

Title:       Executive Vice President and Chief Financial Officer